Exhibit 99.1

       STILLWATER MINING COMPANY ANNOUNCES MULTI-YEAR INVESTMENT IN BENTON RESOURCES CORP. AND PARTICIPATION IN THE GOODCHILD NI-CU-PGM PROJECT

    BILLINGS, Mont., April 16 /PRNewswire-FirstCall/ -- STILLWATER MINING COMPANY (NYSE: SWC) announced today that it has entered into a Binding Letter of Intent with Benton Resources Corp., under which Stillwater will invest in Benton through one or more private placements over a multi-year period. Stillwater will initially invest US$1.4 million and will have the option to invest additional amounts in future years. Through these investments, Stillwater will finance and have the option to participate in Benton's Goodchild Ni-Cu-PGM Project, located near Marathon, Ontario.

    Benton, (TSX: BTC.V), headquartered in Thunder Bay, Ontario, is an exploration and development company with a diverse property portfolio of Canadian projects prospective for nickel, copper, platinum group elements, gold, and uranium.

    Commenting on the agreement, Francis R. McAllister, Chairman and Chief Executive Officer of Stillwater said, "An initial US$1.4 million investment in Benton will provide Stillwater with a desired venture opportunity at the Goodchild Project, as well as an equity position in a respected and progressive young exploration organization with a growing portfolio of base and precious metal exploration projects. Benton has an experienced management, exploration and technical team well-positioned in regions which we believe have discovery potential."

    Mr. McAllister continued, "Stillwater to date has primarily focused on the expansion and development of its existing PGM mining properties, and the growth of its PGM recycling business. While these internal efforts will continue, we are pursuing external mine growth opportunities, including both generative exploration projects such as those Benton conducts, as well as later stage development or operating properties."

    The agreement is subject to review by the TSX Venture Exchange.

    Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and Russia. The Company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining Company can be found at its website: www.stillwatermining.com.

    Cautionary note on Forward-Looking Statements

    Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, comments regarding expansion plans, costs, grade, production and recovery rates, permitting, financing needs, the terms of future credit facilities and capital expenditures, increases in processing capacity, cost reduction measures, safety, timing for engineering studies, and environmental permitting and compliance, litigation, labor matters and the palladium and platinum market. Additional information regarding factors, which could cause results to differ materially from management's expectations, is found in the section entitled "Risk Factors" in the Company's 2006 Annual Report on Form 10-K. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

SOURCE  Stillwater Mining Company
    -0-                             04/16/2007
    /CONTACT:  Dawn E. McCurtain of Stillwater Mining Company,
+1-406-373-8787/
    /Web site:  http://www.stillwatermining.com /
    (SWC BTC.V)